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As filed with the Securities and Exchange Commission on February 19, 2004

No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-3359573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4201 Winfield Road P.O. Box 1488 Warrenville, Illinois 60555 (630) 753-5000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

INTERNATIONAL TRUCK AND ENGINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-1264810
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4201 Winfield Road P.O. Box 1488 Warrenville, Illinois 60555 (630) 753-5000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

NAVISTAR FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2472404
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2850 West Golf Road Rolling Meadows, Illinois 60008 (847) 734-4000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert A. Boardman Senior Vice President and General Counsel Navistar International Corporation 4201 Winfield Road P.O. Box 1488 Warrenville, Illinois 60555 (630) 753-5000	Steven K. Covey Vice President and General Counsel Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, Illinois 60008 (847) 734-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers, P.C.
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
(312) 861-2000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Debt Securities (4)	(3)	(3)	(3)

Guarantee of Debt Securities (5)	(3)	(3)	(3)

Common Stock, par value $0.10 per share (6)	(3)	(3)	(3)

Preferred Stock, par value $1.00 per share (7)	(3)	(3)	(3)

Preference Stock, par value $1.00 per share (7)	(3)	(3)	(3)

Depositary Shares (8)	(3)	(3)	(3)

Warrants (9)	(3)	(3)	(3)

Purchase Contracts (10)	(3)	(3)	(3)

Units (11)	(3)	(3)	(3)

Total	$1,000,000,000	$1,000,000,000	$126,700

(1)
The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and is exclusive of accrued interest, distributions and dividends, if any. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The amount registered is in U.S. dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(2)
The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933.

(3)
Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act of 1933.

(4)
Includes an indeterminate principal amount of Debt Securities as may be sold from time to time by Navistar International Corporation and/or Navistar Financial Corporation, including sales upon the exercise of Warrants or delivery upon settlement of Purchase Contracts or Units. Also includes such indeterminate principal amount of Debt Securities as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Debt Securities.

(5)
Includes guarantees by International Truck and Engine Corporation of some or all of the Debt Securities that may be sold by Navistar International Corporation and/or Navistar Financial Corporation from time to time. No separate registration fee is payable with respect to such guarantees pursuant to Rule 457(n) under the Securities Act of 1933.

(6)
Includes an indeterminate number of shares of Common Stock as may be sold from time to time by Navistar International Corporation at indeterminate prices, including sales upon the exercise of Warrants or delivery upon settlement of Purchase Contracts or Units. Also includes such indeterminate number of shares of Common Stock of Navistar International Corporation as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Common Stock.

(7)
Includes an indeterminate number of shares of Preferred Stock or Preference Stock as may be sold from time to time by Navistar International Corporation at indeterminate prices, including sales upon the exercise of Warrants or delivery upon settlement of Purchase Contracts or Units. Also includes such indeterminate number of shares of Preferred Stock or Preference Stock of Navistar International Corporation as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Preferred Stock or Preference Stock.

(8)
Includes an indeterminate number of Depositary Shares evidenced by Depositary Receipts as may be issued in the event that Navistar International Corporation and/or Navistar Financial Corporation elect to offer fractional interests in their respective Debt Securities or Navistar International Corporation elects to offer fractional interests in its shares of Common Stock, Preferred Stock or Preference Stock registered hereby. Includes an indeterminate number of Depositary Shares as may be issued upon the exercise of Warrants or delivery upon settlement of Purchase Contracts or Units. No separate consideration will be received for the Depositary Shares.

(9)
Includes an indeterminate amount and number of Warrants as may be sold from time to time, representing rights to purchase Debt Securities issued by Navistar International Corporation and/or Navistar Financial Corporation, or Common Stock, Preferred Stock or Preference Stock issued by Navistar International Corporation. Warrants may be sold separately or with Debt Securities, Common Stock, Preferred Stock or Preference Stock or other securities registered hereunder.

(10)
Includes an indeterminate amount and number of Purchase Contracts as may be sold by Navistar International Corporation and/or Navistar Financial Corporation from time to time, representing rights to purchase their Debt Securities or other securities registered hereunder. Also includes an indeterminate amount and number of Purchase Contracts as may be sold by Navistar International Corporation from time to time, representing rights to purchase its Common Stock, Preferred Stock, Preference Stock or other securities registered hereunder.

(11)
Includes an indeterminate amount and number of Units as may be sold from time to time by Navistar International Corporation and/or Navistar Financial Corporation, representing ownership of securities registered hereunder or debt obligations of third parties, including U.S. Treasury Securities.

        The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted, or would require registration or qualification under the securities laws of the jurisdiction.

SUBJECT TO COMPLETION, DATED FEBRUARY 19, 2004

PROSPECTUS

$1,000,000,000

Navistar International Corporation
Debt Securities, Common Stock,
Preferred Stock, Preference Stock, Depositary Shares, Warrants,
Purchase Contracts, Units

Navistar Financial Corporation
Debt Securities, Depositary Shares, Warrants,
Purchase Contracts, Units

        By this prospectus, Navistar International Corporation may offer from time to time the following types of securities:

  •
  debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

  •
  warrants to purchase debt securities;

  •
  shares of its common stock;

  •
  warrants to purchase common stock;

  •
  shares of its preferred stock;

  •
  shares of its preference stock;

  •
  depositary shares;

  •
  purchase contracts;

  •
  units; or

  •
  any combination of these securities.

        In addition, Navistar Financial Corporation may offer from time to time the following types of securities:

  •
  debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

  •
  warrants to purchase debt securities;

  •
  depositary shares;

  •
  purchase contracts;

  •
  units; or

  •
  any combination of these securities.

        International Truck and Engine Corporation, the principal operating subsidiary of Navistar International Corporation, may guarantee some or all of the debt securities of Navistar International Corporation and/or Navistar Financial Corporation. The securities will have an aggregate initial offering price of up to $1,000,000,000 or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars. The securities may be offered separately or together in any combination and as separate series. Some of the securities of Navistar Financial Corporation may be exchangeable for securities of Navistar International Corporation and vice versa.

        We will provide the specific terms of these securities in supplements to this prospectus. We can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. You should read this prospectus and the prospectus supplements carefully before you invest.

        NIC's common stock is publicly traded on the New York, Chicago and Pacific Stock Exchanges under the symbol "NAV."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using the "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus from time to time. This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement we make in a prospectus supplement. The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. Information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. See "Navistar Filings." You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        Unless the context indicates otherwise, as used in this prospectus: (i) "the Company," "us," "we," "our" and "Navistar" refer to Navistar International Corporation and its consolidated subsidiaries and their respective predecessors; (ii) "NIC" refers to Navistar International Corporation, exclusive of its subsidiaries; (iii) "International" refers to International Truck and Engine Corporation, the principal operating subsidiary of NIC; (iv) "NFC" refers to Navistar Financial Corporation, a wholly-owned finance subsidiary of International; (v) "North America" refers to the United States and Canada; and (vi) "this prospectus" refers to this prospectus and any applicable prospectus supplement.

i

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the Securities and Exchange Commission to register the securities covered by this prospectus. This prospectus forms a part of that registration statement and does not contain all of the information in the registration statement or the exhibits to the registration statement.

        We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may review a copy of those reports, statements or other information at the Securities and Exchange Commission's public reference room, which is located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.

        These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        These Securities and Exchange Commission filings are also available at our website at www.internationaldelivers.com.

        The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

NAVISTAR FILINGS

Navistar International Corporation

(File No. 1-9618)	Period or Date Filed
Annual Report on Form 10-K	Fiscal Year ended October 31, 2003
Current Reports on Form 8-K	Filed November 7, 2003, two reports dated December 2, 2003, December 15, 2003 and January 15, 2004
Proxy Statement	January 15, 2004
Description of Common Stock	Form 8-K filed June 9, 2003

Navistar Financial Corporation

(File No. 1-4146)	Period or Date Filed
Annual Report on Form 10-K	Fiscal Year ended October 31, 2003

        We are also incorporating by reference the information contained in all other documents we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than Current Reports on Form 8-K furnished pursuant to Item 9 or Item 12 of Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        You can request a free copy of any or all of these documents (other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into these documents) by writing to the following addresses or calling the following telephone numbers:

Navistar International Corporation 4201 Winfield Road P.O. Box 1488 Warrenville, Illinois 60555 Attention: Investor Relations (630) 753-5000	Navistar Financial Corporation 2850 West Golf Road Rolling Meadows, Illinois 60008 Attention: Investor Relations (847) 734-4000

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, and such forward-looking statements only speak as of the date of this prospectus. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Some of these factors include:

  •
  The markets in which we compete are subject to considerable cyclicality.

  •
  We operate in the highly competitive North American truck market.

  •
  Our business may be adversely impacted by work stoppages and other labor relations matters.

  •
  The loss of business from Ford Motor Company, or "Ford," our largest customer, could have a negative impact on our business, financial condition and results of operations.

  •
  The costs associated with complying with environmental and safety regulations could lower our margins.

  •
  Our liquidity position may be adversely affected by a continued downturn in our industry.

  •
  Our business could be negatively impacted in the event NFC is unable to access sufficient capital to engage in its financing activities.

  •
  We have significant underfunded postretirement obligations.

  •
  Our manufacturing operations are dependent upon third-party suppliers, making us vulnerable to a supply shortage.

  •
  Our ability to use net operating loss carryovers to reduce future tax payments if there is a change in ownership of Navistar.

  •
  We are exposed to political, economic and other risks that arise from operating a multinational business.

  •
  Our substantial debt could require us to use a significant portion of our cash flow to satisfy our debt obligations and may limit our operating flexibility.

        Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. The forward-looking statements made in this prospectus or incorporated by reference into this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

THE COMPANIES

General

        We are a leading manufacturer and distributor of a full line of diesel-powered medium and heavy trucks, school buses and parts and services sold under the International® truck brand and IC™ bus lines. We sell our truck products to the common carrier, private carrier, government/service, leasing, construction, energy/petroleum and student transportation markets. We are also the leading supplier of mid-range diesel engines in the 160-300 horsepower range. Our diesel engines are sold under the International® brand as well as produced for other original equipment manufacturers in the United States, Mexico and Brazil, principally Ford. We are the exclusive supplier of 6.0L electronically controlled diesel engines to Ford through the year 2012 for use in all of Ford's diesel-powered super-duty trucks and vans over 8,500 lbs. gross vehicle weight in North America.

        Our financial services operations are conducted through NFC and NIC's three Mexican finance subsidiaries. NFC is a commercial financing organization that provides wholesale, retail and lease financing for sales of new and used trucks sold by International and its dealers in the United States. NFC also finances the Company's wholesale accounts and selected retail accounts receivable. NIC's three Mexican finance subsidiaries provide wholesale, retail and lease financing for sales of new and used trucks sold by International and its dealers in Mexico. The financial services operations also finance sales of new and used products of other manufacturers, regardless of whether those products are designed or customarily sold for use with International's truck products.

Corporate Structure

        NIC's common stock is publicly traded on the New York, Chicago and Pacific Stock Exchanges under the symbol "NAV." NIC is a holding company, and conducts its manufacturing operations principally through International and, to a lesser extent, through certain other wholly owned foreign and domestic subsidiaries. Our manufacturing operations are supported by our financial services subsidiaries, including NFC. NFC is a wholly owned subsidiary of International.

        NIC, International and NFC are corporations organized under the laws of the State of Delaware. International is the successor to the truck and engine business of International Harvester Company, which began business in 1907. NIC's principal executive offices are located at 4201 Winfield Road, Warrenville, Illinois 60555, and its telephone number at this location is (630) 753-5000. NIC's website is www.internationaldelivers.com. NFC's principal executive offices are located at 2850 West Golf Road, Rolling Meadows, Illinois 60008, and its telephone number at this location is (847) 734-4000. Information on our website should not be construed to be part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges for Navistar and NFC for the periods indicated:

	Year ended October 31,
	2003		2002		2001		2000		1999
Ratio of earnings to fixed charges:
Navistar International Corporation(1)	—		—		—		2.1	x	4.6	x
Navistar Financial Corporation	2.9	x	2.0	x	1.7	x	1.9	x	2.0	x

(1)
For the years ended October 31, 2003, 2002 and 2001, Navistar's earnings were insufficient to cover its fixed changes by $52 million, $783 million and $75 million, respectively.

        For purposes of the ratio of earnings to fixed charges, "earnings" consist of pre-tax income (loss) from continuing operations, adjusted for the cumulative effect of changes in accounting policy, interest expense, debt expense amortization and the portion of rental expense deemed representative of an interest factor. "Fixed charges" consist of interest expense, debt expense amortization and the portion of rental expense deemed representative of the interest factor. For further information with respect to the preceding table, please see Exhibit 12.1 to the registration statement of which this prospectus is a part.

USE OF PROCEEDS

        Unless specified otherwise in the applicable prospectus supplement accompanying this prospectus, NIC and/or NFC will use the net proceeds from the sale of the securities for general corporate purposes and/or the refinancing of existing indebtedness.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities and terms of the indentures, as defined below, is a summary. It summarizes only those aspects of the debt securities and those portions of the indentures, which we believe will be most important to your decision to invest in NIC's and/or NFC's debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indentures and the subordinated indentures are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indentures and the subordinated indentures.

        The debt securities may be issued by NIC and/or NFC from time to time in one or more series. The particular terms of the debt securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such debt securities will be outlined in the applicable prospectus supplement.

        In addition, as described under "Description of Depositary Shares," depositary shares evidenced by depositary receipts, each representing a fractional interest in debt securities and deposited with a depositary may be offered. The fractional interest in the debt securities which each depositary share represents will be stated in the prospectus supplement relating to any debt securities offered through depositary shares.

        NIC and/or NFC will issue the senior debt securities under separate senior indentures to be entered into separately between NIC and/or NFC and a bank or trust company that NIC and/or NFC, as the case may be, select to act as trustee (as may be supplemented by one or more supplemental indentures, the "senior indentures"). NIC and/or NFC will issue the subordinated debt securities under separate subordinated indentures to be entered into separately between NIC and/or NFC and a bank or trust company that NIC and/or NFC, as the case may be, select to act as trustee (as may be supplemented by one or more supplemental indentures, the "subordinated indentures"). The senior indentures and the subordinated indentures are sometimes referred to collectively as the "indentures." The trustees under the senior indentures and under the subordinated indentures are referred to herein as the "indenture trustees."

General

        The indentures will provide that NIC and/or NFC may issue debt securities in separate series from time to time in an unlimited amount. NIC and/or NFC may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms and provisions that are not inconsistent with the indentures, including NIC's and/or NFC's determination as to maturity, principal and interest. Unless otherwise indicated in a prospectus supplement, the senior debt securities will be unsecured obligations of the issuer and will rank on parity with all other unsecured and unsubordinated indebtedness of the issuer. The subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of all of the issuer's senior debt as described in the applicable prospectus supplement.

        NIC's assets consist primarily of cash and the common stock of its subsidiaries, and NIC conducts no substantial business or operations of its own. NIC derives substantially all of its income from its operating subsidiaries. Accordingly, NIC's cash flows and consequent ability to service its obligations, including its debt securities, are dependent upon the earnings of its subsidiaries, distributions of those earnings to NIC and other payments or distributions of funds by NIC's subsidiaries to NIC.

        Except to the extent that NIC or its creditors have a priority or equal claim as a creditor directly against NIC's subsidiaries, payments due on NIC's debt securities and any distribution of assets of any of NIC's subsidiaries upon liquidation or reorganization effectively will be subordinated to the debt, preferred stock and preference stock, if any, of the subsidiaries because, as the stockholder of those subsidiaries, NIC will be subject to the prior claims of their creditors. NIC's debt securities will also be effectively subordinated to any of its secured indebtedness to the extent of the value of any such security.

        NFC conducts a portion of its funding operations through its subsidiaries. Accordingly, NFC's cash flows and consequent ability to service its obligations, including its debt securities, are dependent in part upon the earnings of its subsidiaries, distributions of those earnings to NFC and other payments or distributions of funds by NFC's subsidiaries to NFC.

        Except to the extent that NFC or its creditors have a priority or equal claim as a creditor directly against NFC's subsidiaries, payments due on NFC's debt securities and any distribution of assets of any of NFC's subsidiaries upon liquidation or reorganization effectively will be subordinated to the debt, preferred stock and preference stock, if any, of the subsidiaries because, as the stockholder of those subsidiaries, NFC will be subject to the prior claims of their creditors. NFC's debt securities will also be effectively subordinated to any of its secured indebtedness to the extent of the value of any such security.

        We will prepare a prospectus supplement for each series of debt securities that NIC and/or NFC issue. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates. These terms will include some or all of the following:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

  •
  the person to whom any interest on any of the debt securities will be payable, if other than the person in whose name that debt security is registered at the close of business on the record date for such interest payment;

  •
  the date or dates on which the principal of any of the debt securities will be payable;

  •
  the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any such interest payable;

  •
  the place or places where the principal of and any premium and interest on any of such debt securities will be payable;

  •
  the periods within which, the prices at which and the terms on which any debt securities may be redeemed at the option of NIC and/or NFC and, if other than by a resolution by NIC's and/or NFC's Board of Directors, the manner in which any election by NIC and/or NFC, as the case may be, to redeem the debt securities will be evidenced;

  •
  any obligation NIC and/or NFC have to redeem or purchase any of the debt securities out of any sinking fund or at the option of the holder, the periods within which, and the prices and terms on which any of such debt securities will be redeemed or purchased;

  •
  the denominations in which any of the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

  •
  if the amount of principal, premium, if any, or interest on any of the debt securities may be determined with reference to an index or by a formula, the manner in which such amounts will be determined;

  •
  if other than the currency of the United States, the currency, currencies or currency units in which the principal, premium, if any, or interest on any of the debt securities will be payable;

  •
  if the principal, premium, if any, or interest on any of the debt securities is to be payable, at the election of NIC and/or NFC or the election of the holder, in one or more currencies other than those in which the debt securities are stated to be payable, the currencies in which payment of the principal, premium, if any, and interest on the debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable;

  •
  if other than the entire principal amount thereof, the portion of the principal amount of debt securities which will be payable upon declaration of acceleration of the maturity thereof;

  •
  if the principal amount payable at the stated maturity of any of the debt securities is not determinable upon original issuance, the amount which will be deemed to be the principal amount of the debt securities for any other purpose thereunder or under the applicable indenture, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date (or, in any such case, any manner in which such principal amount is to be determined);

  •
  any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

  •
  if applicable, the extent to which the debt securities are defeasible, that is, capable of being made void;

  •
  whether any of the debt securities will be issuable in whole or in part in the form of one or more global securities;

  •
  the terms and conditions of any obligation or right that NIC and/or NFC would have or any option you would have to convert or exchange the debt securities into other securities of NIC and/or NFC or cash;

  •
  any deletions from, modifications of or additions to the events of default applicable to any of the debt securities and any change in the right of an indenture trustee or the holders to declare the principal amount of any debt securities due and payable;

  •
  any covenants applicable to any debt securities; and

  •
  any other terms of the debt securities not inconsistent with the provisions of the indentures but which may modify or delete any provision of the indentures insofar as they apply to such series; provided that no term of the indentures may be modified or deleted if imposed under the Trust Indenture Act of 1939, as amended, and that any modification or deletion of the rights, duties or immunities of the indenture trustees shall have been consented to in writing by the indenture trustees.

        Debt securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. Special U.S. federal income tax considerations applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. Special U.S. tax and other considerations applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars will be described in the applicable prospectus supplement.

        The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and NIC and/or NFC are not limited in any respect in their ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture. Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.

Guarantee of Debt Securities

        International is the principal operating subsidiary of NIC. International may guarantee the obligations of NIC and/or NFC under their respective debt securities and all obligations under their respective indentures with respect to such guaranteed debt securities. The terms of the International guarantee will be stated in the applicable prospectus supplement. The International guarantee may be on a senior or subordinated basis and may be secured or unsecured. To the extent the International guarantee is unsecured, it will effectively rank junior to any secured indebtedness of International to the extent of the value of the assets securing such indebtedness, rank equally with all of International's existing and future unsecured indebtedness that does not expressly provide that it is subordinated to the International guarantee, rank ahead of any of International's existing and future indebtedness that expressly provides that it is subordinated to the International guarantee and structurally behind all of the existing and future liabilities of International's subsidiaries.

        The obligations of International under any guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

        Pursuant to each guarantee, International will irrevocably and unconditionally agree, to the extent set forth in the guarantee, to pay in full, to the holders of the related debt securities, the principal premium and interest on such debt securities in the event such payment is not made by the issuer of the debt securities.

Form, Exchange and Transfer

        The debt securities of a series shall be issued as registered securities, unless a supplemental indenture, as described in the applicable prospectus supplement, provides that debt securities of a series may be issued as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities may be issuable in the form of global debt securities, as described below under "Global Securities."

        Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If the supplemental indenture permits debt securities of any series to be issuable as both registered securities and as bearer securities, then at the option of the holder and subject to the terms of the applicable indenture, bearer securities of such series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in the applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a record date or a special record date for defaulted interest and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest represented by that coupon will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities.

        No service charge will be made for any registration of transfer or exchange of debt securities, but NIC and/or NFC may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Any security registrar and transfer agent initially designated by NIC and/or NFC for any debt securities will be named in the applicable prospectus supplement.

        At any time, NIC and/or NFC may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that NIC and/or NFC will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        In the event that NIC and/or NFC redeem in part debt securities of any series, NIC and/or NFC, as the case may be, will not be required to:

  •
  issue, register the transfer of or exchange any debt security of that series, or of that series and specified terms, as the case may be, during a period beginning at the opening of business 15 business days before the day of mailing of a notice of redemption of any such debt security selected for redemption and ending at the close of business on the day of such mailing; or

  •
  register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part.

Global Securities

        The debt securities of any series may be represented by global securities which will have an aggregate principal amount equal to that of the debt securities they represent. NIC and/or NFC will deposit the debt securities with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer as may be provided by the indentures. The depositary shall at all times be a clearing agency registered under the Securities Exchange Act of 1934, as amended.

        No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for such global security unless:

  •
  the depositary has notified NIC and/or NFC that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the applicable indenture;

  •
  there shall have occurred and be continuing an event of default with respect to the debt securities represented by such global security; or

  •
  there shall exist such circumstances as may be described in the applicable prospectus supplement.

        All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct. The laws of some jurisdictions require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee will be considered the sole owner and holder of such global security and the debt securities represented by it. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange for the global security and will not be considered to be the owners or holders of the global security or any debt securities represented by the global security for any purpose under the debt securities or the applicable indenture. All payments of principal, interest and premium on a global security will be made to the depositary or its nominee, as its holder.

        Ownership of beneficial interests in a global security will be limited to participants or to persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. NIC and/or NFC, the indenture trustees or any agent of NIC and/or NFC or the indenture trustees will not have any responsibility or liability for any aspect of the depositary or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to such beneficial ownership interests.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the record date for such interest, except in the case of defaulted interest.

        Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as NIC and/or NFC may designate for that purpose from time to time. Notwithstanding the foregoing, at the option of NIC and/or NFC, payment of any interest may be made by check mailed to the address of the person entitled to the interest as the address appears in the security register.

        Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by NIC and/or NFC and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by NIC and/or NFC for the debt securities of a particular series will be named in the applicable prospectus supplement. NIC and/or NFC may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that NIC and/or NFC will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by NIC and/or NFC to a paying agent for the payment of principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to NIC and/or NFC, as the case may be, upon request, and the holder of such debt security thereafter may look only to NIC and/or NFC for payment thereof.

Conversion or Exchange

        The debt securities of NIC and/or NFC may be convertible into or exchangeable for NIC's common stock or other securities of NIC and/or NFC. If the debt securities are convertible or exchangeable, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at the option of NIC and/or NFC. The applicable prospectus supplement will describe the manner in which the debt securities would be converted or exchanged.

Subordination of Subordinated Indentures

        Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the subordinated debt securities.

        To the extent set forth in the subordinated indentures, the subordinated debt securities will be subordinate in right of payment to the prior payment in full of all senior indebtedness. In the event of an insolvency, the holders of senior indebtedness shall be entitled to receive payment in full of all amounts due or to become due in respect of all senior indebtedness (or provisions shall be made for such payment in cash) before the holders of subordinated debt securities are entitled to receive any distribution on account of principal, interest or premium on subordinated debt securities. Consequently, the holders of senior indebtedness shall be entitled to receive all distributions of any kind which may be deliverable in respect of the subordinated debt securities in any insolvency, including any distribution which may be deliverable by reason of the payment of any of NIC's and/or NFC's other indebtedness being subordinated to the payment of subordinated debt securities. The holders of senior indebtedness shall apply such distributions to the payment of the senior indebtedness.

        "Insolvency" means any of the following events:

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  any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to NIC and/or NFC or to their assets;

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  any liquidation, dissolution or other winding up, whether or not involving insolvency or bankruptcy; or

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  any assignment for the benefit of creditors or any other marshaling of NIC's and/or NFC's assets and liabilities.

        By reason of this subordination, in the event of liquidation or insolvency, holders of subordinated debt securities may recover less, ratably, than holders of senior debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal, interest or premium on the subordinated debt securities.

        No payment of principal, interest or premium on the subordinated debt securities is permitted if any of NIC's and/or NFC's senior indebtedness is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or if the maturity of any of NIC's and/or NFC's, as the case may be, senior indebtedness has been accelerated because of a default.

        The subordinated indentures does not limit or prohibit the issuance of additional senior debt securities, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to NIC's and/or NFC's other obligations.

        The term "senior indebtedness" means:

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  the principal, interest and premium in respect of NIC's and/or NFC's indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by NIC and/or NFC;

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  all of NIC's and/or NFC's capital lease obligations;

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  all of NIC's and/or NFC's obligations issued or assumed as the deferred purchase price of property, all of NIC's and/or NFC's conditional sale obligations and all of NIC's and/or NFC's obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

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  all of NIC's and/or NFC's obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

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  all obligations of the types referred to above of other persons for the payment of which NIC and/or NFC are responsible or liable as obligor, guarantor or otherwise; and

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  all obligations of the types referred to above of other persons secured by any lien on any of NIC's and/or NFC's property or assets whether or not such obligations are assumed by NIC and/or NFC, as the case may be;

except, in each such case, for any such indebtedness or other obligation that is by its terms subordinated to or ranks equal with the subordinated debt securities.

        Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

        The prospectus supplement may further describe the provisions applicable to the subordination of the subordinated debt securities of a particular series.

Outstanding Debt Securities

        "Outstanding," when used with respect to debt securities, means, as of the date of determination, all debt securities authenticated and delivered under the applicable indenture, except:

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  debt securities canceled by the indenture trustee or delivered to the indenture trustee for cancellation;

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  debt securities for whose payment or redemption money in the necessary amount has been deposited with the indenture trustee or any paying agent (other than NIC and/or NFC) in trust or set aside and segregated in trust by NIC and/or NFC (if NIC and/or NFC, as the case may be, shall act as their own paying agent) for the holders of such debt securities and, if such debt securities are to be redeemed, notice of such redemption has been given according to the applicable indenture or provisions satisfactory to the indenture trustee have been made;

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  debt securities as to which defeasance has been effected pursuant to the applicable indenture; and

  •
  debt securities which have been paid pursuant to the applicable indenture or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the applicable indenture, other than any debt securities in respect of which there shall have been presented to the indenture trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are NIC's and/or NFC's valid obligations.

        Each indenture will provide that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable indenture:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the maturity to such date;

  •
  the principal amount of a debt security denominated in one or more foreign currencies which shall be deemed to be outstanding shall be the U.S. dollar equivalent, determined as of the date of original issuance of such debt security in the manner provided by the applicable indenture, of the principal amount of such debt security (or, in the case of an original issue discount security, of the amount determined as provided above);

  •
  if the principal amount payable at the stated maturity of any debt security is not determinable upon original issuance, the principal amount of such debt security that is deemed to be outstanding shall be the amount as specified by the applicable indenture; and

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  debt securities beneficially owned by NIC and/or NFC or any other obligor upon the debt securities or any of NIC's and/or NFC's affiliates or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the applicable indenture trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which a responsible officer of the indenture trustee knows to be so owned shall be so disregarded.

        Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the applicable indenture trustee the pledgee's right to act with respect to the debt securities and that the pledgee is not NIC and/or NFC or any other obligor upon the debt securities or any of NIC's and/or NFC's affiliates or of such other obligor.

Events of Default

        Unless otherwise provided in a prospectus supplement relating to a series of debt securities, the following are events of default under the applicable indenture with respect to debt securities of any series:

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  the issuer of the debt securities fails to pay the principal or premium on any debt security of that series when due;

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  the issuer of the debt securities fails to pay any interest on any debt securities of that series when due, and such failure continues for a 30 day period;

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  the issuer of the debt securities fails to deposit any sinking fund payment, when due, in respect of any debt security of that series;

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  the issuer of the debt securities fails to perform any other covenant of ours in the applicable indenture, other than a covenant included in the applicable indenture solely for the benefit of a series other than that series, and such failure continues for a 60 day period after written notice has been given by the indenture trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the applicable indenture; and

  •
  certain events in bankruptcy, insolvency or reorganization.

        Each indenture will provide that if an event of default with respect to the debt securities (other than certain events of bankruptcy, insolvency or reorganization) of any series at the time outstanding shall occur and be continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of, and accrued but unpaid interest on, the debt securities of that series to be due and payable immediately. However, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. For information as to waiver of defaults, see "Modification and Waiver." In the case that certain events of bankruptcy, insolvency or reorganization occur and are continuing, the principal of, premium, if any, and accrued but unpaid interest on all of the applicable debt securities will automatically become immediately due and payable without any declaration or other act on the part of the trustee or any holders of such debt securities.

        Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee in case an event of default shall occur and be continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders shall have offered to the indenture trustee reasonable indemnity. Subject to such provisions for the indemnification of the indenture trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the debt securities of that series.

        No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any remedy thereunder, unless:

  •
  such holder has previously given written notice to the indenture trustee of a continuing event of default with respect to the debt securities of that series;

  •
  the holders of not less than 25% in principal amount of the outstanding debt securities of that series shall have made proper written request to the indenture trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture;

  •
  such holder or holders have offered to the indenture trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with such request;

  •
  the indenture trustee has failed to institute such proceeding for 60 days after receipt of such notice, request or offer of indemnity; and

  •
  no direction inconsistent with such written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

        However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on such debt security on or after the due dates expressed in the debt security.

        Annually, NIC and/or NFC are required to furnish to each indenture trustee a statement by certain of their officers that NIC and/or NFC, as the case may be, are not in default in the performance or observance of any of the terms of the applicable indenture.

Modification and Waiver

        NIC and/or NFC and the trustee under each indenture may, without the consent of the holders of the debt securities, amend, waive or supplement the respective indenture for specified purposes, including to:

  •
  cure any ambiguity, defect or inconsistency in an indenture, provided that the cure or correction does not adversely affect the holders of such debt securities;

  •
  secure any debt securities;

  •
  add covenants or any additional events of default for the protection of the holders of debt securities;

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  add provisions to permit or facilitate the issuance of bearer securities (with or without coupons attached);

  •
  establish the forms or terms of debt securities of any series;

  •
  evidence the assumption by a successor corporation of their obligations;

  •
  evidence and provide for the acceptance of appointment by a successor trustee; or

  •
  conform any provision in an indenture to the requirements of the Trust Indenture Act.

        Each of the indentures will provide that NIC and/or NFC and the applicable indenture trustee may modify and amend the applicable indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security except to the extent provided in a prospectus supplement;

  •
  reduce the principal amount of or any premium or interest on any debt security;

  •
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity;

  •
  change the currency of payment of principal, interest or premium on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults; or

  •
  modify such provisions with respect to modification and waivers.

        The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by NIC and/or NFC with certain restrictive provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.

        NIC and/or NFC will be entitled, except in certain limited circumstances, to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the applicable indenture. To be effective, any such action for which NIC and/or NFC have set a record date must be taken by holders of the requisite principal amount of debt securities of the relevant series outstanding on such record date within 180 days after the record date, or within such shorter period as NIC and/or NFC, as the case may be, may specify.

Defeasance and Covenant Defeasance

        NIC and/or NFC may elect, at their option, to have the provisions relating to defeasance and discharge of indebtedness, or relating to defeasance of certain covenants in the indentures, applied to the debt securities of any series, or to any specified part of a series.

Defeasance And Discharge

        Each indenture will provide that NIC and/or NFC may elect to be discharged from obligations with respect to any particular debt securities. Such discharge will take effect when they deposit in trust for the benefit of the holders of such debt securities money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal, interest and premium on such debt securities in accordance with their terms. However, such discharge shall not apply to NIC's and/or NFC's obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys in trust. Such defeasance or discharge may occur only if, among other things, NIC and/or NFC have delivered to the indenture trustee an opinion of counsel stating that they have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

  Defeasance Of Certain Covenants

        Each indenture will provide that NIC and/or NFC may elect to defease certain covenants with respect to any particular debt securities. Such defeasance will take effect when NIC and/or NFC deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, interest and premium on such debt securities in accordance with their terms. Such defeasance may occur only if, among other things, NIC and/or NFC have delivered to the indenture trustee an opinion of counsel stating that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event NIC and/or NFC exercise this option with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust will be sufficient to pay amounts due on such debt securities at the time of their stated maturities but may not be sufficient to pay amounts due on the debt securities upon any acceleration resulting from such event of default. In such case, NIC and/or NFC will remain liable for such payments.

Notices

        Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register.

Title

        NIC and/or NFC, the applicable indenture trustee and any agent of NIC and/or NFC or the indenture trustee may treat the person in whose name a debt security is registered as the absolute owner for the purpose of making payment and for all other purposes.

Governing Law

        The indentures will provide that they and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Concerning the Indenture Trustees

        The indenture trustees described in this prospectus may perform other services for NIC and/or NFC and their affiliates from time to time.

DESCRIPTION OF CAPITAL STOCK OF NIC

        The following description of NIC's capital stock is a summary. It summarizes only those aspects of NIC's capital stock that we believe will be most important to your decision to invest in NIC's capital stock. You should keep in mind, however, that it is NIC's certificate of incorporation, including any certificates of designations or retirement that are a part of its certificate of incorporation, NIC's bylaws and the Delaware General Corporation Law ("DGCL"), and not this summary, which define your rights as a securityholder. There may be other provisions in these documents that are also important to you. You should read these documents for a full description of the terms of NIC's capital stock. NIC's certificate of incorporation, including any certificates of designations or retirement, and NIC's bylaws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

        NIC's certificate of incorporation authorizes it to issue 110 million shares of common stock, with a par value of $0.10 per share, 30 million shares of preferred stock, with a par value of $1.00 per share, and 10 million shares of preference stock, with a par value of $1.00 per share. As of December 31, 2003 there were 68,682,774 shares of common stock outstanding, one share of nonconvertible junior preference stock, series B, or "Series B Preference Stock" outstanding and 155,774 shares of convertible junior preference stock, series D, or "Series D Preference Stock" outstanding.

        The particular terms of the common stock, preferred stock or preference stock offered by NIC from time to time in any prospectus supplement and the extent to which the general provisions described below may apply to such common stock, preferred stock or preference stock will be outlined in the applicable prospectus supplement.

Common Stock

        NIC's common stock is listed on the New York, Chicago and Pacific Stock Exchanges under the symbol "NAV." Mellon Investor Services is the transfer agent and registrar for NIC's common stock. All outstanding shares of common stock are, and the shares of common stock issued under this prospectus will be, fully paid and non-assessable.

        Dividend Rights.    Except as otherwise provided by the DGCL or NIC's certificate of incorporation, holders of common stock are entitled to receive dividends when and as declared by NIC's Board of Directors out of funds legally available therefor; provided that if any shares of preferred stock or preference stock are outstanding, no dividends (other than dividends payable in common stock) or other distributions (including purchases) may be made with respect to the common stock unless full cumulative dividends, if any, on the shares of preferred stock and preference stock have been paid.

        Liquidation Rights.    Except as otherwise provided by the DGCL or NIC's certificate of incorporation and subject to the rights of holders of any outstanding shares of preferred stock or preference stock, in the event of the voluntary or involuntary dissolution, liquidation or winding up of NIC, holders of common stock are entitled to receive, after satisfaction in full of the prior rights of creditors (including holders of NIC's indebtedness) and holders of preferred stock and preference stock, all of NIC's remaining assets.

        Voting Rights.    Except as otherwise provided by the DGCL or NIC's certificate of incorporation and subject to the rights of holders of any outstanding shares of preferred stock or preference stock, each holder of common stock has one vote for each share held by such holder for the election of directors and on any question arising at any shareholders meeting.

        Other.    NIC's common stock is not convertible into, or exchangeable for, any other class or series of its capital stock. The holders of common stock are not entitled to preemptive, redemption or subscription rights. Shares of common stock are not subject to calls or assessments.

Preferred Stock and Preference Stock

        NIC is authorized to issue preferred stock and preference stock, which may be issued from time to time in one or more series upon authorization by NIC's Board of Directors. The Board of Directors is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, privileges and restrictions applicable to each series of preferred stock and preference stock. The issuance of preferred stock and preference stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of common stock and under certain circumstances, make it more difficult for a third party to gain control of NIC, discourage bids for the common stock at a premium or otherwise adversely affect the market price of the common stock.

        We will describe the terms, if any, upon which shares of any series of preferred stock and preference stock are convertible or exchangeable into NIC's common stock or other securities in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at NIC's option. The applicable prospectus supplement will state the manner in which the shares of NIC's common stock or other securities that you will receive as a holder of preferred stock and preference stock would be converted or exchanged.

        In addition, as described under "Description of Depositary Shares," NIC may, at its option, instead of offering whole individual shares of any series of preferred stock or preference stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock and preference stock issued and deposited with a depositary. The fraction of a share of preferred stock and preference stock that each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock and preference stock offered through depositary shares.

        Two series of preference stock are currently outstanding: Series D Preference Stock and Series B Preference Stock. Three million shares of Series D Preference Stock are authorized and one share of Series B Preference Stock is authorized

  Series D Preference Stock

        Ranking.    The shares of Series D Preference Stock have preference over the shares of common stock with respect to payment of dividends and the distribution of assets in the event of NIC's liquidation, winding up or dissolution.

        Dividend Rights.    Holders of shares of Series D Preference Stock are entitled to receive accrued dividends, if any, if and when declared by the Board of Directors, in the amount of 120% of the dividend (on an as-converted basis) declared on common stock, other than a dividend payable solely in shares of common stock.

        Liquidation Rights.    Before any distribution to holders of common stock or holders of any other stock ranking junior upon liquidation to the Series D Preference Stock upon liquidation, dissolution or winding up of NIC, holders of the Series D Preference Stock are entitled to receive $25 per share plus accrued dividends.

        Voting Rights.    Generally, holders of Series D Preference Stock do not have any voting powers, except as provided by the DGCL and except that holders of at least two-thirds of the number of shares outstanding must approve any adverse amendment, alteration or repeal of the preferences, special rights or powers of Series D Preference Stock.

        Redemption.    The Series D Preference Stock is redeemable at any time, in whole or in part, at NIC's option upon at least thirty days' advance written notice at the price of $25 per share plus accrued dividends.

        Conversion.    Holders of Series D Preference Stock have the right at their option to convert shares of the Series D Preference Stock into shares of common stock at any time at a conversion rate of 0.3125 of a share of common stock for each share plus accrued dividends.

  Series B Preference Stock

        In connection with a 1993 restructuring of our post-retirement health care and life insurance benefits pursuant to a settlement agreement, the United Automobile, Aerospace and Agriculture Implement Workers of America, or "UAW," was issued the Series B Preference Stock. As the holder of the Series B Preference Stock, UAW is entitled to elect one member of NIC's Board of Directors, until such time as we have fully funded our liability under the health care and life insurance benefits program (subject to such right revesting if such funding falls below 85% of the fully funded amount). The Series B Preference Stock is not transferable by UAW, does not have any voting rights other than as described above or as required by law, does not have the right to receive dividends or distributions and is redeemable for a nominal price at such time as UAW has not been entitled to elect a director for five consecutive years.

Anti-Takeover Provisions of NIC's Certificate of Incorporation and Bylaws

        NIC's certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of its Board of Directors and which may have the effect of delaying, deferring or preventing NIC's future takeover or change of control unless the takeover or change of control is approved by NIC's Board of Directors. These provisions may also render the removal of the current Board of Directors and of management more difficult. These provisions include:

  •
  a classified Board of Directors serving staggered three year terms (excluding the director elected by UAW), which could prevent a stockholder or a group of stockholders having majority voting power from obtaining control of NIC's Board of Directors;

  •
  requirements that shareholder action may only be taken at a special meeting of the shareholders (thus prohibiting action by written consent in lieu of a meeting) and special meetings of the shareholders may only be called by the chairman of the Board of Directors and chief executive officer, or by the Board of Directors, which makes it more difficult for shareholders to take actions opposed by the Board of Directors; and

  •
  the requirement of an affirmative vote of the holders of the greater of (a) a majority of all common stock or (b) at least 85% of the shares of common stock present at a meeting is required to approve a supermajority transaction, which allows any holder of 15% or more of the aggregate outstanding common stock represented at any shareholders meeting to block any supermajority transaction.

        Furthermore, protection is afforded by the DGCL, which prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

DESCRIPTION OF DEPOSITARY SHARES

        The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in NIC's and/or NFC's depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. A form of the deposit agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement.

        The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

        NIC and/or NFC may choose to offer from time to time fractional interests in their debt securities and NIC may chose to offer from time to time fractional shares of its common stock, preferred stock or preference stock. If NIC and/or NFC do so, they will issue fractional interests in their debt securities, common stock, preferred stock or preference stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities, a fraction of a share of common stock, a fraction of a share of a particular series of preferred stock or a fraction of a share of a particular series of preference stock, as the case may be, and would be evidenced by a depositary receipt.

        NIC and/or NFC will deposit the debt securities and NIC will deposit the shares of common stock, preferred stock and preference stock represented by depositary shares under a deposit agreement between NIC and/or NFC, as the case may be, and a depositary which NIC and/or NFC, as the case may be, will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock, preferred stock or preference stock represented by the depositary share, to all the rights and preferences of the debt security, common stock, preferred stock or preference stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

        The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock, preferred stock or preference stock, as the case may be, to you in proportion to the number of depositary shares that you own.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

        If NIC and/or NFC redeem a debt security or if NIC redeems common stock or a series of preferred stock or preference stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock, preferred stock or preference stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock, preferred stock or preference stock. Whenever NIC and/or NFC redeem debt securities or whenever NIC redeems shares of common stock, preferred stock or preference stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock, preferred stock or preference stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock, Preferred Stock or Preference Stock

        Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock, preferred stock or preference stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder's depositary shares or how to vote the amount of the common stock, preferred stock or preference stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock, preferred stock or preference stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock, preferred stock or preference stock, as the case may be, represented by the depositary shares in accordance with those instructions. NIC and/or NFC will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock, preferred stock or preference stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

        NIC and/or NFC and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

        The deposit agreement will terminate if:

  •
  all outstanding depositary shares have been redeemed;

  •
  if applicable, the debt securities, the preferred stock and the preference stock represented by depository shares have been converted into or exchanged for NIC's common stock; or

  •
  there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the common stock, preferred stock or preference stock, including in connection with NIC's and/or NFC's liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to NIC and/or NFC notice of its election to do so. NIC and/or NFC, as the case may be, also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. NIC and/or NFC must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

        NIC and/or NFC will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. NIC and/or NFC will pay charges of the depositary in connection with the initial deposit of the debt securities and the issuance of depositary receipts, all withdrawals of depositary shares of debt securities by you and any repayment or redemption of the debt securities. NIC will pay charges of the depositary in connection with the initial deposit of common stock, preferred stock or preference stock and issuance of depositary receipts, all withdrawals of depositary shares of common stock, preferred stock or preference stock by you and any repayment or redemption of the common stock, preferred stock or preference stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

        The depositary will forward all reports and communications from NIC and/or NFC which are delivered to the depositary and which they are required or otherwise determine to furnish to holders of debt securities, preferred stock or preference stock, as the case may be.

        NIC and/or NFC and the depositary will not be liable under the deposit agreement to you other than for their gross negligence, willful misconduct or bad faith. NIC and/or NFC and the depositary also will not be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock, preferred stock or preference stock, as the case may be, unless a satisfactory indemnity is furnished. NIC and/or NFC and the depositary may rely upon (i) written advice of counsel or accountants, (ii) information provided by persons presenting debt securities or shares of common stock, preferred stock or preference stock, as the case may be, for deposit and (iii) documents which NIC and/or NFC and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

        The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in NIC's and/or NFC's warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

        NIC and/or NFC may issue from time to time warrants for the purchase of their debt securities and NIC may issue from time to time warrants for the purchase of its common stock, preferred stock, preference stock or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or preference stock, as the case may be, and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement that we will describe in the prospectus supplement relating to the warrants that are offered.

Debt Warrants

        We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that NIC and/or NFC may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

  •
  the title of the debt warrants;

  •
  the aggregate number of the debt warrants;

  •
  the price or prices at which the debt warrants will be issued;

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the procedures and conditions relating to the exercise of the debt warrants;

  •
  if applicable, the number of warrants issued with a specified principal amount of debt securities or with other securities, including shares of preferred stock, preference stock or common stock;

  •
  the date, if any, on and after which such debt warrants and the related debt securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased;

  •
  the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

  •
  whether the debt securities purchasable upon exercise of such debt warrants are original issue discount debt securities, and discussion of applicable U.S. federal income tax considerations; and

  •
  any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the debt warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement.

Other Warrants

        NIC may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the number of securities purchasable upon exercise of each warrant, and the price or prices at which the warrants will be issued;

  •
  the securities, which may include common stock, preferred stock or preference stock, for which the warrants are exercisable;

  •
  the procedures and conditions relating to the exercise of the warrants;

  •
  the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

  •
  the date, if any, on and after which such warrants and the related securities will be separately transferable;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the maximum or minimum number of warrants which may be exercised at any time;

  •
  if applicable, a discussion of material U.S. federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the principal amount of debt securities or shares of common stock, preferred stock or preference stock, as the case may be, at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, NIC and/or NFC will, as soon as practicable, forward the debt securities and/or NIC will forward the shares of common stock, preferred stock or preference stock to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        Prior to the exercise of any warrants to purchase debt securities or shares of common stock, preferred stock or preference stock, holders of the warrants will not have any of the rights of holders of the debt securities or the shares of common stock, preferred stock or preference stock purchasable upon exercise, including:

  •
  in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants for the purchase of shares of common stock, preferred stock or preference stock, the right to vote or to receive any payments of dividends on the shares of common stock, preferred stock or preference stock purchasable upon exercise.

DESCRIPTION OF PURCHASE CONTRACTS

        NIC and/or NFC may issue from time to time purchase contracts, including contracts obligating holders to purchase from them and obligating them to sell to the holders, debt securities or other securities that may be sold under this prospectus at a future date or dates, as the case may be. NIC may issue from time to time purchase contracts, including contracts obligating holders to purchase from them and obligating them to sell to the holders, shares of common stock, preferred stock, preference stock or any of the other securities that may be sold under this prospectus at a future date or dates, as the case may be. The consideration payable upon settlement of the purchase contracts, as well as the principal amount of debt securities or number of shares of common stock, preferred stock, preference stock or other securities deliverable upon settlement, may be fixed at the time the purchase contracts are issued or may be determined by a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by NIC and/or NFC or third parties, including U.S. treasury securities, in each case, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require NIC and/or NFC to make periodic payments to the holders of the purchase contracts or units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and, in certain circumstances, NIC and/or NFC may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original purchase contract.

        The prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts or purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued.

DESCRIPTION OF UNITS

        NIC and/or NFC may issue from time to time units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any applicable prospectus supplement will describe:

  •
  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

        NIC may sell any series of debt securities, common stock, preferred stock, preference stock, depository shares, warrants, purchase contracts and units being offered, and/or NFC may sell any series of debt securities, depository shares, warrants, purchase contracts and units being offered, directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. NIC and/or NFC may offer and sell securities from time to time to certain of Navistar's pension plans. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to NIC and/or NFC from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.

        Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        NIC and/or NFC may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by NIC and/or NFC or borrowed from them or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from NIC and/or NFC in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        Under certain circumstances, NIC and/or NFC may repurchase offered securities and reoffer them to the public as set forth above. NIC and/or NFC may also arrange for repurchase and resale of such offered securities by dealers.

        NIC and/or NFC may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as agents for NIC and/or NFC. Any remarketing firm will be identified and the terms of its agreement, if any, with NIC and/or NFC and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act of 1933 in connection with the securities they remarket.

        NIC and/or NFC may authorize underwriters, dealers or other persons acting as agents for them to solicit offers by certain institutions to purchase securities from NIC and/or NFC pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by NIC and/or NFC. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

        In connection with the offering of securities, NIC and/or NFC may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If NIC and/or NFC grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

        The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

        NIC and/or NFC may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act of 1933, or NIC's and/or NFC's agents, underwriters, dealers and remarketing firms may be entitled to contribution with respect to payments that such parties may be required to make in respect thereof. Their agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for NIC and/or NFC, in the ordinary course of business.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon by Kirkland & Ellis LLP, Chicago, Illinois (a partnership which includes professional corporations).

EXPERTS

        The financial statements and the related financial statement schedules incorporated in this Registration Statement by reference to the Annual Reports of Navistar International Corporation and Navistar Financial Corporation on Forms 10-K for the year ended October 31, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of estimated expenses (other than underwriting discounts and commission), to be paid solely by the registrants, of the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$126,700
Printing expenses*	10,000
Accounting fees and expenses*	10,000
Legal fees and expenses*	25,000
Miscellaneous expenses*	10,000

Total*	$181,700

*
These amounts are estimated and do not include any fees or expenses incurred in connection with any subsequent offering and any prospectus supplements prepared in connection therewith.

Item 15.    Indemnification of Directors and Officers.

General Corporation Law

        Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Statute") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an "indemnified capacity"). The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute.

        In addition, Section 102 of the Delaware Statute allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorized the payment of a dividend or approves a stock repurchase or redemption in violation of the Delaware Statute or (iv) obtains an improper personal benefit.

Certificates of Incorporation and Bylaws

        Article Eighth of NIC's certificate of incorporation includes a provision which eliminates directors' personal liability to the fullest extent permitted under the Delaware Statute. Under Article Ninth of NIC's certificate of incorporation and Article XII of its by-laws, as amended, NIC shall indemnify any person who was or is made a party or is threatened to be made party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of NIC (including any predecessor corporation of NIC), or is or was serving at the request of NIC as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware Statute. Such right of indemnification shall be a contract right and shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire under any statute, NIC's certificate of incorporation, NIC's by-laws, agreement, vote of stockholders or disinterested directors or otherwise. NIC also maintains a policy of directors and officers liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

        Article XI of NFC's bylaws provides for the indemnification of directors and officers of NFC to the fullest extent permitted by Delaware Statute. Policies of insurance are maintained by NFC under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of certain actions, suits or proceedings and certain liabilities which might be imposed as a result of certain actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

        The foregoing statements are subject to the detailed provisions of the Delaware Statute and the certificates of incorporation and bylaws of NIC and NFC.

Item 16.    Exhibits and Financial Statement Schedules.

  (a)    Exhibits.

        Reference is made to the attached Exhibit Index.

  (b)    Financial Statement Schedules.

        All financial schedules required under Regulation S-X are not required under the related instructions, are not material or are not applicable and, therefore, have been omitted or are included in the consolidated financial statements or notes thereto incorporated by reference in this registration statement.

Item 17.    Undertakings.

        (a)   The undersigned registrants hereby undertake:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that the undertakings set forth in clauses (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (d)
  The undersigned registrants hereby undertake that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2)
    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e)
  The undersigned registrants hereby undertake to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (f)
  The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305 (b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Navistar International Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrenville and State of Illinois on February 19, 2004.

NAVISTAR INTERNATIONAL CORPORATION
By:	/s/ ROBERT C. LANNERT Robert C. Lannert Vice Chairman and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel C. Ustian, Robert C. Lannert and Mark T. Schwetschenau and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

Signatures	Capacity	Date

/s/ DANIEL C. USTIAN Daniel C. Ustian	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	February 19, 2004
/s/ ROBERT C. LANNERT Robert C. Lannert	Vice Chairman, Chief Financial Officer and Director (Principal Financial Officer)	February 19, 2004
/s/ MARK T. SCHWETSCHENAU Mark T. Schwetschenau	Vice President and Controller (Principal Accounting Officer)	February 19, 2004
/s/ Y. MARC BELTON Y. Marc Belton	Director	February 19, 2004

/s/ EUGENIO CLARIOND Eugenio Clariond	Director	February 19, 2004
/s/ JOHN D. CORRENTI John D. Correnti	Director	February 19, 2004
/s/ DR. ABBIE J. GRIFFIN Dr. Abbie J. Griffin	Director	February 19, 2004
/s/ MICHAEL N. HAMMES Michael N. Hammes	Director	February 19, 2004
/s/ JAMES H. KEYES James H. Keyes	Director	February 19, 2004
/s/ DAVID MCALLISTER David McAllister	Director	February 19, 2004
/s/ SOUTHWOOD J. MORCOTT Southwood J. Morcott	Director	February 19, 2004
/s/ WILLIAM F. PATIENT William F. Patient	Director	February 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, International Truck and Engine Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrenville and State of Illinois on February 19, 2004.

INTERNATIONAL TRUCK AND ENGINE CORPORATION
By:	/s/ ROBERT C. LANNERT Robert C. Lannert Vice Chairman and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel C. Ustian, Robert C. Lannert and Mark T. Schwetschenau and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

Signatures	Capacity	Date

/s/ DANIEL C. USTIAN Daniel C. Ustian	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	February 19, 2004
/s/ ROBERT C. LANNERT Robert C. Lannert	Vice Chairman, Chief Financial Officer and Director (Principal Financial Officer)	February 19, 2004
/s/ MARK T. SCHWETSCHENAU Mark T. Schwetschenau	Vice President and Controller (Principal Accounting Officer)	February 19, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Navistar Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rolling Meadows and State of Illinois on February 19, 2004.

NAVISTAR FINANCIAL CORPORATION
By:	/s/ ANDREW J. CEDEROTH Andrew J. Cederoth Vice President and Treasurer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phyllis E. Cochran, Andrew J. Cederoth, Robert C. Lannert and Paul E. Martin and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

Signatures	Capacity	Date

/s/ PHYLLIS E. COCHRAN Phyllis E. Cochran	Chief Executive Officer and Director (Principal Executive Officer)	February 19, 2004
/s/ ANDREW J. CEDEROTH Andrew J. Cederoth	Vice President, Treasurer and Director (Principal Financial Officer)	February 19, 2004
/s/ ROBERT C. LANNERT Robert C. Lannert	President and Director	February 19, 2004
/s/ PAUL E. MARTIN Paul E. Martin	Vice President and Controller (Principal Accounting Officer)	February 19, 2004
/s/ TERRY M. ENDSLEY Terry M. Endsley	Director	February 19, 2004
/s/ THOMAS M. HOUGH Thomas M. Hough	Director	February 19, 2004
/s/ MARK T. SCHWETSCHENAU Mark T. Schwetschenau	Director	February 19, 2004

EXHIBIT INDEX

Exhibit No.	Description
1.1***	Form of Underwriting Agreement.
3.1
Restated Certificate of Incorporation of Navistar International Corporation, incorporated by reference to its Annual Report on Form 10-K dated October 31, 1993, which was filed on January 27, 1994, Commission File No. 1-9618, and amended as of May 4, 1998.
3.2	The Amended and Restated By-Laws of Navistar International Corporation, incorporated by reference to its Annual Report on Form 10-K dated October 31, 2003.
4.3**	Form of Indenture for Senior Debt Securities of NIC (including form of NIC's Senior Debt Securities).
4.4**	Form of Indenture for Senior Debt Securities of NFC (including form of NFC's Senior Debt Securities).
4.5**	Form of Indenture for Subordinated Debt Securities of NIC (including form of NIC's Subordinated Debt Securities).
4.6**	Form of Indenture for Subordinated Debt Securities of NFC (including form of NFC's Subordinated Debt Securities).
4.7***	Form of Warrant Agreement(s) (including form of Warrant Certificate(s)).
4.8***	Form of Deposit Agreement (including form of Depositary Receipt).
4.9***	Form of Purchase Contract (including form of Purchase Contract certificate) and, if applicable, Pledge Agreement.
4.10***	Form of Unit Agreement (including form of Unit Certificate).
5.1***	Opinion of Kirkland & Ellis LLP.
12.1*	Computation of Ratio of Earnings to Fixed Charges.
23.1*	Consent of Deloitte & Touche LLP.
23.2***	Consent of Kirkland & Ellis LLP (to be included in Exhibit 5.1).
24.1*	Powers of Attorney (included in Part II to the Registration Statement).
25.1***	Statement of Eligibility under the Trust Indenture Act of 1939 of [ ] as Trustee under the senior indentures for the Senior Debt Securities.
25.2***	Statement of Eligibility under the Trust Indenture Act of 1939 of [ ] as Trustee under the subordinated indentures for the Subordinated Debt Securities.

*
Included in copies of this report filed with the Securities and Exchange Commission.

**
To be filed by post-effective amendment to the Registration Statement.

***
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
NAVISTAR FILINGS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
THE COMPANIES
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK OF NIC
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF UNITS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX